     As filed with the Securities and Exchange Commission on July 3, 2001

                                            Registration No. 333-_______________



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            IGEN INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


             DELAWARE                                       94-2852543
  (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                      Identification Number)

                             16020 INDUSTRIAL DRIVE
                          GAITHERSBURG, MARYLAND 20877
          (Address of Principal Executive Offices, including Zip Code)


                             1994 STOCK OPTION PLAN
                            (Full title of the plan)

                              SAMUEL J. WOHLSTADTER
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                             16020 INDUSTRIAL DRIVE
                          GAITHERSBURG, MARYLAND 20877
                     (Name and address of agent for service)

                                 (301) 869-9800
          (Telephone number, including area code, of agent for service)
                                 ---------------
                                 WITH A COPY TO:

                             MEREDITH B. CROSS, ESQ.
                           WILMER, CUTLER & PICKERING
                               2445 M STREET, N.W.
                             WASHINGTON, D.C. 20037
                                 (202) 663-6000
                                -----------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                                   Proposed          Proposed
               Title of each                                       maximum           maximum
            class of securities                   Amount           offering         aggregate         Amount of
                   to be                          to be             price            offering        registration
                registered                      registered      per share (1)         price              fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share
(including Series A Preferred Share
Purchase Rights)(2)                               750,000       $11.56-$23.03        $11,864,385      $2,966.10
-------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are based upon (a) the actual exercise price for the additional shares subject to outstanding options granted under the 1994 Stock Option Plan and (b) the average of the high and low prices per share of IGEN Common Stock, par value $.001 per share, as reported on The Nasdaq National Market on June 26, 2001, for additional shares reserved for future issuances pursuant to the 1994 Stock Option Plan. The chart below details the calculation of the registration fee for the additional common stock issuable pursuant to outstanding options or reserved for issuance under the 1994 Stock Option Plan:

         SECURITIES                     NUMBER OF SHARES         OFFERING PRICE PER SHARE  AGGREGATE OFFERING PRICE
         ----------                     ----------------         ------------------------  ------------------------
         Common stock issuable          400,000                  $18.75                     $7,500,000
         pursuant to outstanding
         options under the 1994 Stock
         Option Plan

         Common stock reserved for      322,242                  $11.56                     $3,725,118
         issuance under the 1994
         Stock Option Plan

         Common stock reserved for       27,758                  $23.03                     $639,267
         issuance under the 1994
         Stock Option Plan
                                                                 TOTAL:                     $11,864,385


(2) IGEN common stock includes associated rights to purchase shares of IGEN Series A Preferred Stock, par value $.001 per share. Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable, are evidenced by the certificates representing IGEN common stock and will be transferred along with and only with the IGEN common stock. The value attributable to such Rights, if any, is reflected in the market price of IGEN common stock.

                                EXPLANATORY NOTE

         IGEN International, Inc. ("Company") is filing this Registration Statement on Form S-8 to register an additional 750,000 shares of the Company's Common Stock, par value $.001 per share, issuable pursuant to the Company's 1994 Stock Option Plan ("Plan"). The Plan has been amended to reserve for issuance these additional shares since the filing of the Company's original registration statement covering the Plan. In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference (1) the Form S-8 relating to the Plan that was previously filed with the Securities and Exchange Commission on September 15, 1994 (SEC File No. 33-84042), together with all exhibits filed therewith or incorporated therein by reference and (2) the Post-Effective Amendment No. 1 to the Form S-8 that was previously filed with the Securities and Exchange Commission on December 31, 1996 (File No. 33-84042), together with all exhibits filed therewith or incorporated therein by reference.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the additional common stock reserved for issuance under the 1994 Stock Option Plan and registered hereby has been passed upon for the Company by Wilmer, Cutler & Pickering, Washington, D.C. Richard Cass, a partner of Wilmer, Cutler & Pickering, is a director of the Company and holds options to purchase 10,000 shares of our common stock that were granted to Mr. Cass under the Company's 1994 Non-employee Directors' Stock Option Plan.

ITEM 8.  EXHIBITS.

         In addition to those exhibits filed with the Registration Statement, as amended, being incorporated by reference into this filing (SEC File No. 33-84042), each of the following exhibits is filed herewith or incorporated by reference as indicated in the table below:

       EXHIBIT
       NUMBER                    DESCRIPTION
       -------                   -----------
         5       Opinion of Wilmer, Cutler & Pickering as to the legality of the securities being registered

        10.14    1994 Stock Option Plan, as amended on July 24, 1998 (1)

        23.1     Consent of Wilmer, Cutler & Pickering (included in Exhibit 5)

        23.2     Consent of Deloitte & Touche LLP

        24 Power of attorney (included on signature pages of this registration statement)

(1) Incorporated by reference to Exhibit 10.14 to the Company's Annual Report on Form 10-K for fiscal year ended March 31, 2001.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, Montgomery County, State of Maryland on this 27th day of June, 2001.

                                  IGEN International, Inc.

                                  By: /s/ SAMUEL J. WOHLSTADTER
                                      -------------------------------------
                                      Samuel J. Wohlstadter
                                      Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Samuel J. Wohlstadter, Richard J. Massey and George V. Migausky as his true and lawful attorneys-in-fact each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                       SIGNATURE                               CAPACITY                             DATE
                       ---------                               --------                             ----

        /s/ SAMUEL J. WOHLSTADTER               Chairman, Chief Executive Officer             June 27, 2001
        ---------------------------------       (Principal Executive Officer); Director
        Samuel J. Wohlstadter

        /s/ GEORGE V. MIGAUSKY                  Vice President and Chief Financial            June 27, 2001
        ---------------------------------       Officer (Principal Financial and
        George V. Migausky                      Accounting Officer)

        /s/ RICHARD J. MASSEY
        ---------------------------------       President;  Director                          June 27, 2001
        Richard J. Massey

        /s/ RICHARD W. CASS
        ---------------------------------       Director                                      June 27, 2001
        Richard W. Cass

        /s/ ANTHONY REES
        ---------------------------------       Director                                      June 29, 2001
        Anthony Rees

        /s/ ROBERT R. SALSMANS
        ---------------------------------       Director                                      June 27, 2001
        Robert R. Salsmans


                                  EXHIBIT INDEX

        EXHIBIT
        NUMBER                        DESCRIPTION
        -------                       -----------
          5         Opinion of Wilmer, Cutler & Pickering as to the legality of the securities being registered

         10.14      1994 Stock Option Plan, as amended on July 24, 1998

         23.1       Consent of Wilmer, Cutler & Pickering (included in Exhibit 5)

         23.2       Consent of Deloitte & Touche LLP

         24         Power of attorney (included on signature pages of this registration statement)
